Exhibit 99.2

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Resources, LLC (“Dynamic”), each as adjusted for certain acquisition or divestiture transactions, and further adjusted to reflect the proposed acquisition of Dynamic by SandRidge and the proposed issuance of approximately 74.0 million shares of SandRidge common stock and 8.125% Senior Notes due 2022, herein referred to as the financing transactions, to fund the Dynamic acquisition.

The unaudited pro forma condensed combined balance sheet is based on the audited December 31, 2011 balance sheets of SandRidge and Dynamic and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the related financing transactions as if those transactions had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the related financing transactions as if they occurred on January 1, 2011.

SandRidge’s historical results as of and for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its proposed conveyance of royalty interests in certain oil and natural gas properties located in northern Oklahoma and southern Kansas (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II, (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena Resources, Inc. (“Arena”) as if they had occurred prior to 2011. These transactions are described further below.

•

SandRidge Mississippian Trust II. On January 5, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a newly formed Delaware trust, filed a registration statement with the United States Securities and Exchange Commission (the “SEC”) relating to the initial public offering of common units representing beneficial interests in the Mississippian Trust II. In conjunction with the offering, SandRidge will convey the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds from the offering and units representing approximately 47.7% of the beneficial interest of the Mississippian Trust II. The Mississippian Trust II Royalty Interests will entitle the Mississippian Trust II to a percentage of the proceeds from the sale of oil and natural gas production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge intends to use the net proceeds from the offering for general corporate purposes, which may include the funding of its drilling program.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”). The transaction is subject to customary post-closing adjustments.

•

SandRidge Permian Trust. On August 16, 2011, SandRidge Permian Trust (the “Permian Trust”), a newly formed Delaware trust, completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust. The Permian Trust Royalty Interests conveyed to the Permian Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Permian Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico as further described below.

•

XTO Acquisition. On August 31, 2011, Dynamic acquired certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010 (the “XTO Acquisition Properties”).

The pro forma adjustments reflecting: (i) SandRidge’s proposed conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II, (ii) SandRidge’s sale of the East Texas Properties, (iii) SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, (iv) final adjustments recorded in 2011 related to SandRidge’s Arena Acquisition, (v) Dynamic’s acquisition of the XTO Acquisition Properties and (vi) the acquisition of Dynamic by SandRidge under the acquisition method of accounting are preliminary and include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these condensed combined consolidated financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transaction are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Additionally, the unaudited pro forma condensed combined statement of operations excludes the impact of nonrecurring expenses SandRidge and Dynamic will incur as a result of the acquisition and related financing, primarily non-capitalizable banking and legal fees, the bargain purchase gain, the partial release of SandRidge’s valuation allowance and certain nonrecurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the acquisition of Dynamic and certain other transactions been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and should not be taken as indicative of SandRidge’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Registration Statement on Forms S-1 and S-3 filed with the SEC on January 5, 2012 and subsequent amendments thereto, Dynamic’s annual financial statements and related notes included herein and other information that SandRidge has filed with the SEC.

SandRidge Energy, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2011

	SandRidge Pro Forma Historical (Note 4)	Dynamic Historical	Pro Forma Adjustments		SandRidge Pro Forma Combined
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$672,881	$58,696	$(58,696	) (a)
			24,871	(b)	$697,752
Accounts receivable, net	206,336	92,639	—		298,975
Derivative contracts	4,066	44,471	—		48,537
Inventories	6,903	—	—		6,903
Notes receivable – abandonments	—	3,843	2,417	(c)
			(6,260	) (d)	—
Other current assets	16,854	21,834	(7,638	) (e)
			6,260	(d)	37,310

Total current assets	907,040	221,483	(39,046)		1,089,477

Oil and natural gas properties, net (full cost method)	4,867,155	—	1,198,133	(d)
			519,450	(e)	6,584,738

Other property, plant and equipment, net	522,269	—	1,278	(d)	523,547
Property, plant and equipment, net	—	1,199,411	(1,199,411	) (d)	—
Restricted deposits	27,912	—	1,500	(d)	29,412
Derivative contracts	26,415	9,953	—		36,368
Goodwill	235,396	—	—		235,396
Notes receivable – abandonments	—	17,108	(3,854	) (c)
			(13,254	) (d)	—
Other assets	98,622	15,814	(3,546	) (f)
			(1,500	) (d)
			13,254	(d)
			(10,768	) (g)
			19,300	(h)	131,176

Total assets	$6,684,809	$1,463,769	$481,536		$8,630,114

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,051	$—	$—		$1,051
Accounts payable and accrued expenses	506,784	66,089	69,702	(d)	642,575
Billings and estimated contract loss in excess of costs incurred	43,320	—	—		43,320
Derivative contracts	115,435	—	14,250	(d)	129,685
Asset retirement obligation	32,906	51,133	(1,160	) (c)	82,879
Other current liabilities	—	83,952	(83,952	) (d)	—

Total current liabilities	699,496	201,174	(1,160)		899,510

Long-term debt	2,813,125	365,000	(365,000	) (f)
			750,000	(b)	3,563,125
Derivative contracts	49,695	—	2,625	(d)	52,320
Asset retirement obligation	95,210	326,483	(63,280	) (c)	358,413
Deferred income taxes	—	43,481	(43,481	) (i)	—
Other long-term obligations	13,133	8,544	(2,625	) (d)
			(5,919	) (g)	13,133

Total liabilities	3,670,659	944,682	271,160		4,886,501

Commitments and contingencies

Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock	8	—	—		8
Common stock	399	—	74	(e)	473
Members’ capital	—	519,087	(519,087	) (j)	—
Additional paid-in capital	4,568,856	—	578,945	(k)	5,147,801
Treasury stock, at cost	(6,158)	—	—		(6,158)
Accumulated deficit	(2,937,094)	—	68,811	(e)
			105,534	(h)
			(23,901	) (l)	(2,786,650)

Total SandRidge Energy, Inc. stockholders’ equity	1,626,011	519,087	210,376		2,355,474
Noncontrolling interest	1,388,139	—	—		1,388,139

Total equity	3,014,150	519,087	210,376		3,743,613

Total liabilities and equity	$6,684,809	$1,463,769	$481,536		$8,630,114

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SandRidge Energy, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2011

	SandRidge Pro Forma Historical (Note 4)	Dynamic Pro Forma Historical (Note 5)	Pro Forma Adjustments		SandRidge Pro Forma Combined
	(in thousands, except earnings per share data)
Revenues
Oil and natural gas	$1,187,259	$616,420	$(16,496	) (a)
			3,050	(b)	$1,790,233
Drilling and services	103,298	—	—		103,298
Midstream and marketing	66,690	—	—		66,690
Other	18,431	—	16,496	(a)	34,927

Total revenues	1,375,678	616,420	3,050		1,995,148

Expenses
Production	309,367	133,094	58,087	(a)	500,548
Production taxes	44,850	—	797	(a)	45,647
Drilling and services	65,654	—	—		65,654
Midstream and marketing	66,007	—	—		66,007
Exploration	—	15,085	(15,085	) (c)	—
Depreciation and depletion – oil and natural gas	320,674	203,457	(6,762	) (d)
			15,028	(a)
			7,443	(e)
			(10,851	) (f)	528,989
Depreciation and amortization – other	53,630	—	—		53,630
Impairment	2,825	—	—		2,825
General and administrative	150,143	24,400	(9,279	) (g)	165,264
Gain on derivative contracts	(44,075)	—	(43,734	) (a)	(87,809)
Other operating expense	—	84,124	(73,893	) (a)
			(10,231	) (h)	—
Gain on sale of assets	(2,044)	—	(19	) (a)	(2,063)

Total expenses	967,031	460,160	(88,499)		1,338,692

Income from operations	408,647	156,260	91,549		656,456

Other income (expense)
Interest income	240	—	—		240
Interest expense	(234,440)	(13,007)	(60,938	) (i)
			13,007	(i)
			(1,636	) (i)	(297,014)
Loss on extinguishment of debt	(38,232)	—	—		(38,232)
Commodity derivative income	—	43,734	(43,734	) (a)	—
Bargain purchase gain	—	282	—		282
Other income (expense), net	970	(145)	—		825

Total other (expense) income	(271,462)	30,864	(93,301)		(333,899)

Income before income taxes	137,185	187,124	(1,752)		322,557
Income tax expense (benefit)	377	(5,359)	5,359	(j)	377

Net income	136,808	192,483	(7,111)		322,180
Less: net income attributable to noncontrolling interest	95,336	460	—		95,796

Net income attributable to SandRidge Energy, Inc.	41,472	192,023	(7,111)		226,384

Preferred stock dividends	55,583	—	—		55,583

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(14,111)	$192,023	$(7,111)		$170,801

Earnings (loss) per share
Basic	$(0.04)				$0.36

Diluted	$(0.04)				$0.36

Weighted average number of common shares outstanding
Basic	398,851		73,759	(k)	472,610

Diluted	398,851		81,553	(k)	480,404

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On February 1, 2012, SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Holding, LP (the “Seller”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which SandRidge will acquire 100% of the outstanding equity interests of Dynamic Offshore Resources, LLC (“Dynamic”), a Delaware limited liability company and wholly-owned subsidiary of the Seller. Pursuant to the Equity Purchase Agreement, SandRidge will pay approximately $681.8 million in cash and issue approximately 74.0 million shares of SandRidge common stock to the Seller at closing. Consummation of the transaction is subject to customary conditions, including the absence of any material adverse effect relating to Dynamic. The transaction is expected to close during the quarter ended June 30, 2012.

In conjunction with the Equity Purchase Agreement, SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, Merrill Lynch, SunTrust Robinson Humphrey and The Royal Bank of Scotland plc that is available for SandRidge’s use to fund the cash portion of the consideration for the acquisition of Dynamic. Rather than using the Bridge Loan, however, SandRidge has agreed to issue $750.0 million of 8.125% Senior Notes due 2022 to fund the cash portion of the Dynamic purchase price. The offering of the 8.125% Senior Notes due 2022 is expected to close concurrent with the closing of the acquisition of Dynamic. The pro forma effects of the senior notes and common stock issuances, herein referred to as the financing transactions, have been reflected in the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet is based on the audited December 31, 2011 balance sheets of SandRidge and Dynamic at December 31, 2011 and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the financing transactions as if those transactions had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the financing transactions as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations excludes the impact of nonrecurring expenses SandRidge and Dynamic will incur as a result of the acquisition and related financings, primarily banking and legal fees, the bargain purchase gain, the partial release of SandRidge’s valuation allowance and certain nonrecurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”). SandRidge’s historical results as of and for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its proposed conveyance of the SandRidge Mississippian Trust II Royalty Interests (the “Mississippian Trust II Royalty Interests”) to the SandRidge Mississippian Trust II (the “Mississippian Trust II”), (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of the SandRidge Permian Trust Royalty Interests (the “Permian Trust Royalty Interests”) to the SandRidge Permian Trust (the “Permian Trust”). SandRidge’s historical results have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena as if they had occurred prior to 2011. See Note 4 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the SandRidge historical financial statements. Dynamic’s historical consolidated statement of operations has also been adjusted on a pro forma basis to give effect to Dynamic’s 2011 acquisition of certain oil and natural gas interests in the Gulf of Mexico. See Note 5 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the Dynamic historical statement of operations.

SandRidge believes that the assumptions used in the preparation of these pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial statements should be read in conjunction with SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Registration Statement filed on Forms S-1 and S-3 with the Securities and Exchange Commission (“SEC”) on January 5, 2012 and subsequent amendments thereto, Dynamic’s annual financial statements and related notes included herein and other information that SandRidge has filed with the SEC.

Note 2. Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Adjustment to eliminate Dynamic’s cash balance, which will be excluded from the assets acquired in the acquisition.

(b)	Represents issuance of SandRidge’s 8.125% Senior Notes due 2022 and related proceeds. In connection with the closing of the Dynamic acquisition, SandRidge anticipates closing and receiving funds, net of approximately $19.3 million in offering costs, associated with its issuance of $750.0 million principal amount of 8.125% Senior Notes due 2022. Approximately $681.8 million of the net proceeds from the issuance will be used to fund the cash portion of the Dynamic acquisition and approximately $24.0 million of such proceeds will be used to pay associated transaction costs and the fee to secure committed financing for the acquisition with the remainder of the proceeds used for general corporate purposes.

(c)	Adjustment to Dynamic’s asset retirement obligation and related notes receivable balances as a result of calculating these amounts based on SandRidge’s discount rate of 7.73%. Based on applicable agreements, Dynamic is to be reimbursed specified amounts by sellers of oil and natural gas properties following the performance of decommissioning operations. These reimbursable amounts are presented as notes receivable.

(d)	Adjustments to align the presentation of Dynamic’s assets and liabilities based on the asset and liability line items presented by SandRidge.

(e)	Adjustment to reflect the consideration paid by SandRidge in the acquisition and the adjustments to the historical book values of Dynamic’s assets and liabilities as of December 31, 2011 to their estimated fair values, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the estimated consideration to the assets acquired and the liabilities assumed and the resulting bargain purchase gain based on the preliminary estimates of fair value (in thousands, except stock price):

Consideration(1)
Shares of SandRidge common stock issued	73,962
SandRidge common stock price	$7.83

Fair value of common stock issued	579,119
Cash consideration to be paid to Dynamic(2)	316,828
Cash consideration to be paid to Dynamic debt holders(2)	365,000

Total purchase price	1,260,947

Estimated Fair Value of Liabilities Assumed
Current liabilities	200,014
Long-term deferred tax liability(3)	105,534
Other non-current liabilities(4)	265,828

Amount attributable to liabilities assumed	571,376

Total purchase price plus liabilities assumed	1,832,323

Estimated Fair Value of Assets Acquired
Current assets(4)	157,566
Oil and natural gas properties(5)	1,717,583
Other property, plant and equipment	1,278
Other non-current assets(4)	24,707

Amount attributable to assets acquired	1,901,134

Bargain purchase gain(6)	$(68,811)

(1)	Under the terms of the Equity Purchase Agreement, consideration paid by SandRidge consists of 73,961,554 shares of SandRidge common stock and cash of $681.8 million. The estimated consideration is based upon the closing price of $7.83 per share of SandRidge common stock on March 29, 2012. Under the acquisition method of accounting, the actual purchase price will be determined based on the total cash paid and the fair value of SandRidge common stock issued on the acquisition date. The SandRidge common shares issued as part of the consideration transferred will be measured at the closing price of SandRidge common stock on the closing date, which may differ significantly from the per share price assumed in this adjustment. Assuming a 5% change in the common stock price, the fair value of consideration transferred would increase or decrease by approximately $29.0 million, which would also result in a corresponding decrease or increase in the bargain purchase gain recorded.
(2)	Cash paid to Dynamic is expected to be funded through SandRidge’s issuance of 8.125% Senior Notes due 2022.
(3)	The deferred tax liability is a result of the difference between the estimated fair value and the tax basis SandRidge expects to have in the assets acquired and liabilities assumed from Dynamic.
(4)	The estimated fair value of the acquired asset retirement obligation and related notes receivable was determined using SandRidge’s applicable discount rate of 7.73%.
(5)	The fair value of oil and natural gas properties acquired was estimated using a discounted cash flow model, with future cash flows estimated based upon estimated oil and natural gas reserve quantities and forward strip oil and natural gas prices as of December 31, 2011, discounted to present value using SandRidge’s risk weighted assessments for proved, probable and possible reserves and an industry based weighted average cost of capital. The fair value of oil and natural gas properties at closing may differ significantly, based upon changes in forward strip oil and natural gas prices at the time of closing. The fair value of oil and natural gas properties also includes the estimated fair value of the asset retirement obligation. See (4).
(6)	The pro forma bargain purchase gain resulted from an excess fair value of the net assets acquired over the estimated consideration to be paid. The value of the consideration to be paid will vary based on the price of SandRidge’s common stock at the time the transaction closes. Additionally, the fair value of the acquired assets and assumed liabilities may vary based upon updated information available at the time the transaction closes. As such, the amount of the bargain purchase gain actually realized may differ materially from the amount presented herein.

(f)	Adjustment to reflect repayment of Dynamic’s outstanding long-term debt at closing pursuant to the terms of the Equity Purchase Agreement, as well as to eliminate the related unamortized debt issuance costs of $3.5 million.
(g)	Adjustment to reverse the receivables and payables recorded by Dynamic for natural gas imbalances under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.
(h)	Adjustment to reflect estimated deferred debt costs associated with the issuance of SandRidge’s 8.125% Senior Notes due 2022. See (b) above.
(i)	Adjustment to recognize offset of newly created net deferred tax liability with SandRidge’s existing net deferred tax assets and the resulting release of approximately $105.5 million in the current valuation allowance against those existing net deferred tax assets and to adjust Dynamic’s existing deferred tax liability to $0 as a result of SandRidge’s net deferred tax assets. The release of the valuation allowance has been reflected as a credit to accumulated deficit in the accompanying pro forma condensed combined balance sheet, but has not been included in the accompanying pro forma condensed combined statement of operations due to its non-recurring nature.
(j)	Adjustment to eliminate Dynamic’s historical members’ capital.
(k)	Represents issuance of approximately 74.0 million shares of SandRidge common stock at an assumed price of $7.83 per share (closing stock price as of March 29, 2012), net of par value and estimated issuance costs of approximately $0.1 million.
(l)	Represents the pro forma adjustment for additional estimated costs related to the acquisition, including professional fees, employee severance and the fee incurred to secure committed financing for the acquisition, which will be expensed. The additional expense has not been included in the accompanying pro forma condensed combined statement of operations due to its non-recurring nature.

Note 3. Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(a)	Adjustments to align the presentation of Dynamic’s revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.

(b)	Adjustment to reverse the effects of natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.

(c)	Adjustment to remove the capitalization of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic’s historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and gas properties while Dynamic follows the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.

(d)	Adjustment to depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment utilizes a depletion rate of $15.91 per Boe for the year ended December 31, 2011. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(e)	Adjustment to Dynamic’s accretion expense due to changes in the asset retirement obligation as a result of calculating the obligation based on SandRidge’s discount rate of 7.73%.

(f)	Adjustment to remove the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting. SandRidge utilizes the full cost method.

(g)	Adjustment to capitalize a portion of Dynamic’s general and administrative expenses as allowed under the full cost method, using a capitalization rate of 38% estimated based upon an analysis of SandRidge’s historical capitalization rate.

(h)	Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between the recorded asset retirement obligation and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.

(i)	Adjustment to eliminate historical interest expense on Dynamic’s debt to be repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes due 2022 and amortize estimated debt issuance costs of $19.3 million related to the 8.125% Senior Notes due 2022 over the term of the notes.

(j)	Adjustment to reverse Dynamic’s income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge’s net deferred tax asset position and the corresponding full valuation allowance.

(k)	Adjustment to the weighted average shares outstanding for the issuance of approximately 74.0 million shares of common stock to partially fund the Dynamic purchase price.

Note 4. SandRidge’s Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations

SandRidge’s unaudited pro forma condensed balance sheet and statement of operations included in the unaudited pro forma condensed combined balance sheet and statement of operations give effect to the following transactions:

•

SandRidge Mississippian Trust II. On January 5, 2012, the Mississippian Trust II, a newly formed Delaware trust, filed a registration statement with the SEC relating to the initial public offering of common units representing beneficial interests in the Mississippian Trust II. In conjunction with the offering, SandRidge will convey the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds from the offering and units representing approximately 47.7% of the beneficial interest of the Mississippian Trust II. The Mississippian Trust II Royalty Interests will entitle the Mississippian Trust II to a percentage of the proceeds from the sale of oil and natural gas production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge intends to use the net proceeds from the offering for general corporate purposes, which may include the funding of its drilling program.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”). The transaction is subject to customary post-closing adjustments.

•

SandRidge Permian Trust. On August 16, 2011, the Permian Trust, a newly formed Delaware trust, completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust. The Permian Trust Royalty Interests conveyed to the Permian Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Permian Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

The unaudited pro forma condensed balance sheet as of December 31, 2011 is based on the audited December 31, 2011 balance sheet of SandRidge and assumes the conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II on that date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011, and includes pro forma adjustments to give effect to SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, the East Texas Sale and the conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II as if those transactions occurred on January 1, 2011, and to reflect the effects of final adjustments for the Arena Acquisition.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Permian Trust and began consolidating the activities of the Permian Trust with its results for periods subsequent to the Permian Trust’s initial public offering in August 2011. Additionally, SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and that it will consolidate the activities of the Mississippian Trust II with its results for periods subsequent to the Mississippian Trust II’s initial public offering. In consolidation, the royalty trust net income attributable to common units of the royalty trusts owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Permian and Mississippian Trust II Royalty Interest conveyances primarily are limited to giving effect to noncontrolling interest accounting.

SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. The unaudited pro forma financial statements should be read in conjunction with SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Mississippian Trust II’s Registration Statement filed on Forms S-1 and S-3 with the SEC on January 5, 2012 and subsequent amendments thereto.

SandRidge Energy, Inc.

Unaudited Pro Forma Condensed Historical Balance Sheet

As of December 31, 2011

	SandRidge Historical	SandRidge Mississippian Trust II Pro Forma Adjustments		SandRidge Pro Forma Historical
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$207,681	$465,200	(a)	$672,881
Accounts receivable, net	206,336	—		206,336
Derivative contracts	4,066	—		4,066
Inventories	6,903	—		6,903
Other current assets	16,854	—		16,854

Total current assets	441,840	465,200		907,040
Oil and natural gas properties, using full cost method of accounting
Proved (includes development and project costs excluded from amortization of $231.3 million)	8,969,296	—		8,969,296
Unproved	689,393	—		689,393
Less: accumulated depreciation, depletion and impairment	(4,791,534)	—		(4,791,534)

	4,867,155	—		4,867,155

Other property, plant and equipment, net	522,269	—		522,269
Restricted deposits	27,912	—		27,912
Derivative contracts	26,415	—		26,415
Goodwill	235,396	—		235,396
Other assets	98,622	—		98,622

Total assets	$6,219,609	$465,200		$6,684,809

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,051	—		$1,051
Accounts payable and accrued expenses	506,784	—		506,784
Billings and estimated contract loss in excess of costs incurred	43,320	—		43,320
Derivative contracts	115,435	—		115,435
Asset retirement obligation	32,906	—		32,906

Total current liabilities	699,496	—		699,496

Long-term debt	2,813,125	—		2,813,125
Derivative contracts	49,695	—		49,695
Asset retirement obligation	95,210	—		95,210
Other long-term obligations	13,133	—		13,133

Total liabilities	3,670,659	—		3,670,659

Commitments and contingencies

Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at December 31, 2011 and December 31, 2010; aggregate liquidation preference of $265,000	3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at December 31, 2011 and December 31, 2010; aggregate liquidation preference of $200,000	2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at December 31, 2011 and December 31, 2010; aggregate liquidation preference of $300,000	3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 412,829 issued and 411,953 outstanding at December 31, 2011 and 406,830 issued and 406,360 outstanding at December 31, 2010	399	—		399
Additional paid-in capital	4,568,856	—		4,568,856
Treasury stock, at cost	(6,158)	—		(6,158)
Accumulated deficit	(2,937,094)	—		(2,937,094)

Total SandRidge Energy, Inc. stockholders’ equity	1,626,011	—		1,626,011
Noncontrolling interest	922,939	465,200	(a)	1,388,139

Total equity	2,548,950	465,200		3,014,150

Total liabilities and equity	$6,219,609	$465,200		$6,684,809

SandRidge Energy, Inc.

Unaudited Pro forma Condensed Historical Statement of Operations

Year Ended December 31, 2011

		Pro Forma Adjustments
				Dispositions
	SandRidge Historical	Arena Acquisition		SandRidge Permian Trust		East Texas Sale		SandRidge Mississippian Trust II		SandRidge Pro Forma Historical
Revenues
Oil and natural gas	$1,226,794	$—		$—		$(39,535	) (g)	$—		$1,187,259
Drilling and services	103,298	—		—		—		—		103,298
Midstream and marketing	66,690	—		—		—		—		66,690
Other	18,431	—		—		—		—		18,431

Total revenues	1,415,213	—		—		(39,535)		—		1,375,678

Expenses
Production	322,877	—		—		(13,510	) (g)	—		309,367
Production taxes	46,069	—		—		(1,219	) (g)	—		44,850
Drilling and services	65,654	—		—		—		—		65,654
Midstream and marketing	66,007	—		—		—		—		66,007
Depreciation and depletion — oil and natural gas	326,614	—		—		(5,940	) (h)	—		320,674
Depreciation and amortization — other	53,630	—		—		—		—		53,630
Impairment	2,825	—		—		—		—		2,825
General and administrative	148,643	—		500	(d)	—		1,000	(d)	150,143
Gain on derivative contracts	(44,075)	—		—		—		—		(44,075)
Gain on sale of assets	(2,044)	—		—		—		—		(2,044)

Total expenses	986,200	—		500		(20,669)		1,000		967,031

Income from operations	429,013	—		(500)		(18,866)		(1,000)		408,647

Other income (expense)
Interest income	240	—		—		—		—		240
Interest expense	(237,572)	—		3,132	(e)	—		—		(234,440)
Loss on extinguishment of debt	(38,232)	—		—		—		—		(38,232)
Other income, net	3,122	(2,152	) (b)	—		—		—		970

Total other expense	(272,442)	(2,152)		3,132		—		—		(271,462)

Income before income taxes	156,571	(2,152)		2,632		(18,866)		(1,000)		137,185
Income tax (benefit) expense	(5,817)	6,247	(c)	—		(53	) (i)	—		377

Net income	162,388	(8,399)		2,632		(18,813)		(1,000)		136,808
Less: net income attributable to noncontrolling interest	54,323	—		26,612	(f)	—		14,401	(j)	95,336

Net income attributable to SandRidge Energy, Inc.	108,065	(8,399)		(23,980)		(18,813)		(15,401)		41,472
Preferred stock dividends	55,583	—		—		—		—		55,583

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$52,482	$(8,399)		$(23,980)		$(18,813)		$(15,401)		$(14,111)

Earnings (loss) per share
Basic	$0.13									$(0.04)

Diluted	$0.13									$(0.04)

Weighted average number of common shares outstanding
Basic	398,851									398,851

Diluted	406,645							(7,794	) (k)	398,851

(a)	Adjustment to reflect estimated proceeds from the Mississippian Trust II’s issuance of 25,000,000 common units to third parties through its initial public offering at an assumed price of $20 per unit net of estimated underwriting fees and offering expenses. Net proceeds will be used for general corporate purposes and to fund SandRidge’s drilling program, which may include funding of SandRidge’s drilling obligation to the Mississippian Trust II.
(b)	Adjustment to reverse income amounts resulting from the final adjustment to liabilities established in the Arena Acquisition purchase price allocation that were reduced to zero based on final information received during the year ended December 31, 2011. Income from the settlement is considered non-recurring and therefore reversed in the pro forma condensed statement of operations.

(c)	Adjustment to reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2011. The $7.0 million valuation allowance release is presented net of $0.8 million of income tax expense related to the filing of Arena’s final tax returns. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma condensed statement of operations for the year ended December 31, 2011.
(d)	The Permian Trust and Mississippian Trust II’s general and administrative expenses are each estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Permian Trust and Mississippian Trust II to SandRidge that will be eliminated in consolidation. Adjustment to the Permian Trust for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.
(e)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under SandRidge’s senior credit facility with proceeds from the Permian Trust’s initial public offering.
(f)	Reflects net income of the Permian Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma income of the Permian Trust of $89.8 million less estimated depletion of $15.7 million for the year ended December 31, 2011. Adjustment for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.
(g)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(h)	Adjustment to reduce depletion, using the unit of production method under the full cost method of accounting, and ARO accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(i)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (b) above.
(j)	Reflects net income of the Mississippian Trust II attributable to an assumed third-party beneficial ownership of 52.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $37.3 million less estimated depletion of $9.7 million for the year ended December 31, 2011.
(k)	Adjustment to the weighted average number of common shares outstanding – diluted based on pro forma loss applicable to SandRidge Energy, Inc. common stockholders.

Note 5. Dynamic Unaudited Pro Forma Condensed Statement of Operations

Dynamic’s unaudited pro forma condensed statement of operations included in the unaudited pro forma condensed combined statement of operations give effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico, as further described below:

On August 31, 2011, Dynamic acquired certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010.

Dynamic Offshore Resources, LLC

Unaudited Condensed Pro Forma Statements of Operations

For the Year Ended December 31, 2011

	Dynamic Historical	XTO Acquisition	Pro Forma Adjustments		Dynamic Pro Forma Historical
	(in thousands)

Revenues	$520,782	$95,638	$—		$616,420

Expenses
Production expense	113,487	19,607	—		133,094
Exploration expense	15,085	—	—		15,085
Depreciation, depletion and amortization	173,585	—	29,872	(a)	203,457
General and administrative expense	24,400	—	—		24,400
Other operating expense	77,505	4,125	2,494	(a)	84,124

Total expenses	404,062	23,732	32,366		460,160

Income from operations	116,720	71,906	(32,366)		156,260

Other income (expense)
Interest expense	(9,503)	—	(3,504	) (b)	(13,007)
Commodity derivative income	43,734	—	—		43,734
Bargain purchase gain	282	—	—		282
Other	(145)	—	—		(145)

Total other income	34,368	—	(3,504)		30,864

Income before income taxes	151,088	71,906	(35,870)		187,124
Income tax benefit	(5,359)	—	—		(5,359)

Net income	156,447	71,906	(35,870)		192,483

Less: net income attributable to noncontrolling interest	460	—	—		460

Net income attributable to Dynamic Offshore Resources, LLC	$155,987	$71,906	$(35,870)		$192,023

(a)	Adjustment to reflect additional depreciation, depletion and amortization expense and accretion expense attributable to XTO Acquisition properties.
(b)	Adjustment to reflect additional interest expense incurred on $173.7 million in borrowings to fund the XTO Acquisition from January 1, 2011 to August 31, 2011, at an estimated annual rate of approximately 3.0%.